               As filed with the Securities and Exchange Commission on
              Registration Nos. 33-66944, 33-67138, 3374734 and 33-94878

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               -----------------------

                            POST-EFFECTIVE AMENDMENT NO. 1

                                          TO

                                       FORM S-8

                               REGISTRATION STATEMENTS

                                        UNDER
                              THE SECURITIES ACT OF 1933

                               -----------------------

                             QUICKRESPONSE SERVICES, INC.
                (Exact name of registrant as specified in its charter)

         DELAWARE                                68-0102251
(State or other jurisdiction           (IRS Employer Identification No.)
of incorporation or organization)

                                1400 MARINA WAY SOUTH
                             RICHMOND, CALIFORNIA  94804
                 (Address of principal executive offices) (Zip Code)

                               -----------------------

                             EMPLOYEE STOCK PURCHASE PLAN
                        1993 STOCK OPTION/STOCK INSURANCE PLAN



                              (Full titles of the Plans)

                               -----------------------

                                   H. LYNN HAZLETT
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             QUICKRESPONSE SERVICES, INC.
                      1400 MARINA WAY SOUTH, RICHMOND, CA  94804
                       (Name and address of agent for service)
                                    (510) 215-5000
            (Telephone number, including area code, of agent for service)

                               -----------------------


                           CALCULATION OF REGISTRATION FEE


                                                        Proposed
                                                         Maximum
                                       Amount to be   Offering Price      Aggregate Offering       Amount of
Title of Securities to be Registered     Registered     per Share                Price          Registration Fee
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
See below.*                                N/A*            N/A*                    N/A*               N/A*
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------



* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements Nos. 33-66944, 33-67138, 33-74734 and 33-94878. Therefore, no further registration fee is required.

                             QUICKRESPONSE SERVICES, INC.

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          TO
                         REGISTRATION STATEMENTS ON FORM S-8

                                  EXPLANATORY  NOTE


    This Post-Effective Amendment No. 1 (the "Amendment") to certain Registration Statements on Form S-8 (File Nos. 33-63938, 33-67138, 33-74734 and 33-94878) (the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "1933 Act") by QuickResponse Services, Inc., a Delaware corporation ("QuickResponse Delaware" or the "Registrant"), which is the successor to QuickResponse Services, Inc., a California corporation ("QuickResponse California"), following a statutory merger effective on October 21, 1997 (the "Merger") for the purpose of changing QuickResponse California's state of incorporation to the State of Delaware. Prior to the Merger, QuickResponse Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, QuickResponse Delaware succeeded by operation of law to all of the assets and liabilities of QuickResponse California. The Merger was approved by the shareholders of QuickResponse California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    Except as modified by this Amendment, QuickResponse Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the 1933 Act and the Exchange Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The Registrant hereby incorporates by reference into this Amendment to the Registration Statements the following documents and information heretofore filed by its predecessor corporation with the Securities and Exchange Commission (the "Commission"):

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 7, 1997 pursuant to Section 13 of the Exchange Act;

    (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed with the Commission pursuant to Section 13 of the Exchange Act;

    (c) The Registrant's definitive Proxy Statement dated April 30, 1997, filed in connection with the Company's 1997 Annual Meeting of Stockholders; and

    (d) The description of the Registrant's Common Stock and other securities contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act with the Commission on June 9, 1993, including any amendment or report updating such description.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Amendment to the Registration Statements and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Amendment to the Registration Statements and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Amendment to the Registration Statements to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.


Item 4.  DESCRIPTION OF SECURITIES

    Incorporated by reference to the description of the Registrant's Common Stock and other securities contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act with the Commission on June 9, 1993, including any amendment or report updating such description.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Registrant's Bylaws provide that the Registrant shall indemnify its directors and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws have the power to indemnify him or her against such liability under the General Corporation law of Delaware. The Registrant currently has secured such insurance on behalf of its directors and officers.

    The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

    At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.


Item 8.  EXHIBITS

    The following additional exhibits are filed herewith.

         Exhibit
         Number    Exhibit
         ------    -------

    4.1            Certificate of Incorporation of the Registrant.
                   Incorporated by reference to Appendix B to the Company's Definitive Proxy Statement on Form 14A filed with the Commission on April 29, 1997.
    4.2 Bylaws of the Registrant. Incorporated by reference to Appendix C to the Company's Definitive Proxy Statement on Form 14A filed with the Commission on April 29, 1997.


Item 9.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Employee Stock Purchase Plan, 1988 Stock Option Plan, 1993 Non-Employee Directors Stock Option Plan, Amended and Restated 1988 Stock Option Plan, 1995 Employee Stock Purchase Plan and/or Special Stock Issuance Plan.


    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on this 22nd day of December, 1997.


                                  QUICKRESPONSE SERVICES, INC.


                                  By:  /s/ H. LYNN HAZLETT
                                     ------------------------------------
                                       H. Lynn Hazlett
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                              Date
---------                    -----                              ----

 /S/ H. LYNN HAZLETT         President and Chief Executive   December 22, 1997
-------------------------    Officer (Principal Executive
H. Lynn Hazlett              Officer)


          *                  Vice President, Chief           December 22, 1997
-------------------------    Financial Officer and
Shawn M. O'Connor            Secretary (Principal
                             Financial and Accounting
                             Officer)

          *                  Chairman of the Board           December 22, 1997
-------------------------
Peter R. Johnson


          *                  Director                        December 22, 1997
-------------------------
Tania Amochaev


          *                  Director                        December 22, 1997
-------------------------
Steven D. Brooks


          *                  Director                        December 22, 1997
-------------------------
John P. Dougall


          *                  Director                        December 22, 1997
-------------------------
Garth Saloner


          *                  Director                        December 22, 1997
-------------------------
Philip Schlein


          *                  Director                        December 22, 1997
-------------------------
Garen K. Staglin


* By: /s/ H. LYNN HAZLETT
    ---------------------
          H. Lynn Hazlett
         (Attorney-in-fact)

                                    EXHIBIT INDEX


    Exhibit
    Number    Exhibit
    ------    -------
    4.1       Certificate of Incorporation of the Registrant.  Incorporated by
              reference to Appendix B to the Company's Definitive Proxy
              Statement on Form 14A filed with the Commission on April 29,
              1997.
    4.2       Bylaws of the Registrant.  Incorporated by reference to
              Appendix C to the Company's Definitive Proxy Statement on Form
              14A filed with the Commission on April 29, 1997.